UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2022
LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2022, Liquidity Services, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Lender”) entered into the Credit Agreement by and between the Company and the Lender (the “Credit Agreement”). The Credit Agreement provides for revolving loans up to a maximum aggregate principal amount of $25,000,000 with a $10,000,000 sublimit for standby letters of credit. The Credit Agreement will expire on March 31, 2024, at which time all amounts outstanding under the Credit Agreement will become due and payable.

The Company may borrow, prepay and reborrow principal under the Credit Agreement from time to time during its term. Advances under the Credit Agreement will bear interest on the outstanding principal amount thereof at a rate per annum equal to the Daily Simple SOFR rate in effect plus a margin ranging from 1.25% to 1.75%. The Company will pay to the Lender on a quarterly basis an unused commitment fee equal to 0.05% per annum on the daily unused amount of the line of credit under the Credit Agreement. The Company will pay to the Lender on a quarterly basis a letter of credit fee equal to 1.25% times the daily amount available to be drawn under any letters of credit issued pursuant to the Credit Agreement. Under the Credit Agreement, the Company may not permit its adjusted EBITDA as at the end of any fiscal quarter, for the then ended four fiscal quarters, to be less than $25,000,000.

Obligations of the Company under the Credit Agreement are guaranteed by certain subsidiaries of the Company, including as of the closing date of the Credit Agreement Liquidity Services Operations, LLC, Machinio Corp., and Bid4Assets, Inc. (collectively, the “Subsidiary Guarantors”) pursuant to a Subsidiary Guaranty Agreement dated as of February 10, 2022 by and among the Subsidiary Guarantors and the Lender.

The Credit Agreement is secured by substantially all of the assets of the Company and the Subsidiary Guarantors pursuant to a Security Agreement dated as of February 10, 2022 by and among the Company, the Subsidiary Guarantors and the Lender.

Upon the occurrence of an event of default under the Credit Agreement, the commitment to make revolving loans may be terminated, and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Lender may exercise any rights or remedies available to it under the Credit Agreement, the Subsidiary Guaranty Agreement, the Security Agreement or any other documents delivered in connection therewith.

The foregoing brief description of the Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 10, 2022, the Company issued a press release discussing the above matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 attached hereto (the “7.01 Information”) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated February 10, 2022, by and between Liquidity Services, Inc., and Wells Fargo Bank, National Association.
99.1	Press Release of Liquidity Services, Inc., titled Liquidity Services Announces New Credit Facility with Wells Fargo, dated February 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 10, 2022	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated February 10, 2022, by and between Liquidity Services, Inc., and Wells Fargo Bank, National Association.
99.1	Press Release of Liquidity Services, Inc., titled Liquidity Services Announces New Credit Facility with Wells Fargo, dated February 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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